                                                                   EXHIBIT 10.18


     THIS INDENTURE of Sublease made as of the 9th day of June, 1997.

          IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

     B E T W E E N

                             ROYAL BANK OF CANADA
                       (hereinafter called the "Tenant")
                                                               OF THE FIRST PART

                                    - and -

                             PRIMETECH CORPORATION
                      (hereinafter called the "Subtenant")
                                                              OF THE SECOND PART

     WHEREAS by a Lease dated the 20th day of November, 1990 (hereinafter called the "Head Lease"), a copy of which is annexed hereto as Appendix "I", Hollywood Office Developments Inc. leased to the Tenant certain premises containing approximately thirty-four thousand (34,000) square feet of which approximately 13,500 square feet is on the 2nd Floor and approximately 20,500 square feet is on the 3rd Floor (hereinafter called the "Premises") located upon those lands and premises known municipally as 5001 Yonge St., North York, Ontario and more particularly described in Schedule "B" attached to the Head Lease together with access thereto, for and during a term set out therein and expiring on the 31st day of August, 2011.

     AND WHEREAS Hollywood Office Developments Inc. sold and assigned their interest in the Head Lease to Pen York Properties Inc. (hereinafter called the "Landlord"). Pursuant to Article 10.01 of the Head Lease, the Tenant is permitted to sublet the Premises with the consent of the Landlord, said consent is attached hereto as Schedule "C".

The Subtenant desires to sublease a portion of the Premises from the Tenant pursuant to the terms of the Lease and this Sublease.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these premises and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged by each of the parties hereto) and the covenants and agreements hereinafter set forth:

1.   PREAMBLE
     --------

     The parties agree that the preamble hereto shall form a part hereof and the Tenant represents and warrants the accuracy of the matters set forth in the first and second recitals.

2.   TERM
     ----

     The Tenant hereby subleases to the Subtenant Nine thousand, One Hundred and Ninety-nine (9,199) square feet of rentable area on a portion of the 3rd Floor as shown in blue on Schedule "A" attached hereto (hereinafter called the "Demised Premises"), for and during a term of ten (10) years and four
     (4) months from and including the 1st day of November, 1996, to and including the 28th day of February, 2007, in accordance with and subject to the terms, covenants and conditions contained in this Sublease to be observed and performed by the Subtenant together with all other rights of the Tenant as though the Subtenant were named as the Tenant in the Lease (other than as expressly limited in this Sublease) at minimum annual rent payable to the Tenant as contained hereinafter Clause 3.

3.   MINIMUM RENT
     ------------

     The Subtenant shall pay from and after the Commencement Date to the Tenant at the offices of the Tenant, or at such other place designated by the Tenant in lawful money of Canada, without and prior demand therefore and without any deduction, abatement, set off or compensation whatsoever as Rent the following:

     a) Subject to Clause 4 hereinafter, during the period commencing the 1st day of March, 1997, and ending the 29th day of February, 1999, the Subtenant shall pay Minimum Rent, the sum of Twenty-Seven Thousand, Five Hundred and Ninety- Seven Dollars ($27,597.00) payable in advance in equal monthly instalments of Two Thousand, Two Hundred and Ninety-Nine Dollars and Seventy-Five Cents ($2,299.75) each on the first day of each month and the Subtenant shall be responsible for the payment of Additional Rent during said period. The aforesaid Minimum Rent is calculated on Three Dollars ($3.00) per rentable square foot.

     b) During the period commencing the 1st day of March 1999 and ending the 28th day of February, 2001, the Subtenant shall pay Minimum Rent, the sum of Thirty-Six Thousand, Seven Hundred and Ninety-Six Dollars ($36,796.00) payable in advance in equal monthly instalments of Three Thousand and Sixty-Six Dollars and Thirty Three Cents ($3,066.33) each on the first day of each month and the Subtenant shall be responsible for the payment of Additional Rent during said period. The aforesaid Minimum Rent is calculated on Four Dollars ($4.00) per rentable square foot.

     c) During the period commencing the 1st day of March, 2001 and ending the 28th day of February, 2003, the Subtenant shall pay Minimum Rent, the sum of Fifty-Five Thousand One Hundred and Ninety-Four Dollars ($55,194.00) payable in advance in equal monthly instalments of Four Thousand Five Hundred and Ninety-Nine Dollars and Fifty Cents ($4,599.50) each on the first day of each month and the Subtenant shall be responsible for the payment of Additional Rent during said period. The aforesaid Minimum Rent is calculated on Six Dollars ($6.00) per rentable square foot.

     d) During the period commencing the 1st day of March, 2003 and ending the 28th of February, 2005 the Subtenant shall pay Minimum Rent, the sum of Sixty-Four Thousand, Three Hundred and Ninety-Three Dollars ($64,393.00) payable in advance in equal monthly instalments of Five Thousand Three Hundred and Sixty Six Dollars and Eight Cents ($5,366.08) each on the first day of each month and the Subtenant shall be responsible for the payment of Additional Rent during the said period. The aforesaid Minimum Rent is calculated on Seven dollars ($7.00) per rentable square foot.

     e) During the period commencing the 1st day of March, 2005 and ending the 28th day of February, 2007 the Subtenant shall pay Minimum Rent the sum of Seventy-Three Thousand, Five Hundred and Ninety-Two Dollars ($73,592.00) payable in advance in equal monthly instalments of Six Thousand One Hundred and Thirty-Two Dollars and Sixty-Six Cents ($6,132.66) each on the first day of each month and the Subtenant shall be responsible for the payment of Additional Rent during said period. The aforesaid Minimum Rent is calculated on Eight Dollars ($8.00) per rentable square foot.

     f) The Tenant acknowledges receipt of a cheque in the amount of Twenty-Seven Thousand Three Hundred and Thirty Dollars and Fifty-Three Cents ($27,330.53) to be applied toward the Rent for the first two (2) months as it becomes due.

     g) Each monthly instalment payment of fixed annual rent shall be payable at the times determined by the Tenant at the offices of the Tenant and addressed as follows:

               ROYAL BANK OF CANADA
               Real Estate Operations
               21st Floor, North Tower
               Royal Bank Plaza
               Toronto, Ontario
               M5J 2J5

     h) It is understood that all rental payments will be subject to the Goods and Services Tax (G.S.T.).

     i)   All rental payments will be based on the certified rentable area.

4.   RENT FREE PERIOD
     ----------------

     The Subtenant shall be permitted to occupy the Demised Premises if the leasehold improvements are substantially completed prior to the commencement date, without the payment of Minimum Rent and any Additional Rent during the first four (4) months of the Term under this Sublease such period being the 1st day of November, 1996 to the 28th day of February, 1997. All terms and conditions of the Sublease shall be in effect during the Rent Free Period.

5.   ADDITIONAL RENT
     ---------------

     a) The Subtenant shall pay its proportionate share of the Tenant's realty taxes, hydro and cost of operating, maintaining and managing the Building (the "Additional Rent") currently estimated at $13.23 plus G.S.T. per rentable square foot for 1997 as more set out in the Head Lease attached as Appendix "I". The Additional Rent shall be paid in advance in equal monthly instalments of one-twelfth (1/12) of the annual amount on the first day of each month of the Term.

     b) The Tenant shall arrange for a janitorial contact to clean the Demised Premises for the Subtenant's account.

6.   LEASEHOLD IMPROVEMENTS
     ----------------------

     a) The Subtenant shall obtain from the Tenant and Landlord the prior written approval for its leasehold improvements and shall be responsible for all costs of such improvements. The Subtenant shall provide a floor plan showing all partitions, doors, sink, carpeting, and any other improvements that are to be constructed in the Demised Premises. The Subtenant will obtain all required municipal/provincial permits prior to commencing any construction within the Demised Premises.

     b) The Tenant shall provide to the Subtenant an allowance (the "Inducement") equal to $11.00 per square foot of rentable area of the Demised Premises plus G.S.T. towards the cost of the Subtenant's Leasehold Improvements. Seventy percent (70%) of the Inducement shall be paid to the Subtenant upon substantial completion of the improvements and the remaining thirty percent (30%) upon expiry of the 45-day lien period in accordance with the Construction Lien Act.

7.   NO RESTORATION
     --------------

     It is agreed that the Subtenant shall not be obligated to restore the Demised Premises at the expiry of the Term to base building standard. The Tenant agrees to accept the Demised Premises in the configuration in which structured at that time subject to reasonable wear and tear. Subtenant shall be responsible to remove any Leasehold Improvements that it installed without the written approval of the Head Landlord and to replace or restore the areas so affected to their original condition.

8.   SUB-SUBLET OR ASSIGN
     --------------------

     The Subtenant shall have the right to sub-sublease or assign the Demised Premises subject to the approval of the Tenant and Landlord, such approval not to be unreasonably withheld or denied, as per the Head Lease.

9.   EXISTING SHELVING
     -----------------

     The existing shelving currently in the large kitchen/storage room within the Demised Premises shall remain in the Demised Premises throughout the Term for the sole use of the Subtenant. The Subtenant shall maintain such items as would a prudent owner of same and shall, upon the expiration or earlier termination of the Term, deliver same to the Tenant in the condition which existed, subject to reasonable wear and tear.

10.  PARKING
     -------

     If available the Tenant shall provide up to three (3) unreserved underground parking spaces in the Building throughout the Term at the prevailing rate which may change from time to time. The current rate is $90.00 per month per space.

11.  SIGNAGE
     -------

     The Subtenant, at its cost, shall be permitted to erect a small bronze plaque mounted in the Lobby or in front of the building. The exact size and location to be determined by the Head Landlord and in accordance with the design criteria of the Building.

12.  COVENANT OF SUBTENANT
     ---------------------

     12.01 The Subtenant hereby covenants, and agrees to and with the Tenant that it shall, throughout the Term hereby granted (subject as otherwise provided herein or in the Head Lease):

            (a) To use the Demised Premises for the operation of a commercial school specializing in business skills training and ancillary offices.

            (b)  To pay the Minimum Rent as provided in Article 3.

            (c) In addition to the payments required by Article 3, to pay or cause to be paid to the Tenant as Additional Rent and to discharge before delinquency but in any event, within twenty
                 (20) days after the same become due and payable, all taxes, rates, duties and assessments and other charges that may be levied, rated, charged or assessed against or in respect of any and every business carried on by the Subtenant or in the Demised Premises or any part or parts thereof.

          (d) To pay to the Tenant or as it otherwise directs, as Additional Rent, all direct costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Demised Premises or to the contents thereof, which the Tenant is required to pay under the Head Lease, including but not limited to, the total cost of supplying water, fuel, power, telephone and other utilities and any and all heating and air conditioning charges (including repairs and maintenance) used or consumed in or with respect to the Premises but excluding income or corporate taxes of the Tenant or any payments of rent to be paid by the Tenant under the Head Lease.

          (e)  To pay for the replacement of fluorescent tubes and starters.

          (f) To permit the Tenant and the Landlord and persons authorized by them at all reasonable times to enter and examine the condition of the Demised Premises and upon notice in writing from either of them to repair in accordance with such notice (provided the Subtenant has the obligation under this Sublease to so repair) and to indemnify the Tenant against the consequences of any breach of any covenant of this Sublease.

          (g) To take out and keep in full force and effect during the entire Tenn hereby granted at its sole cost and expense and in the names of the Landlord, the Tenant and the Subtenant such insurance as is required of the Tenant pursuant to the terms of the Head Lease.

          (h) During the last three (3) months of the Term hereby granted, to permit the Tenant or the Landlord to affix upon the Demised Premises a notice to let the Demised Premises, or during such period to permit the Tenant or the Landlord and their agents and/or respective tenants at all reasonable times to view the Premises.

          (i) Subject as otherwise provided in this Sublease to yield up the Demised Premises with all fixtures and improvements (other than the Subtenant's trade fixtures) and additions at the termination of this Sublease in good and tenantable repair.

          (j)  To pay for its own business taxes.

   12.02 The Subtenant shall observe and perform all covenants and obligations of the Subtenant under this Sublease and to indemnify the Tenant against all liabilities, losses, fines, suits, claims, demands and actions of any kind whatsoever arising from any breach of the same.

     12.03 The Subtenant shall not do or omit to do any or thing upon the Demised Premises which would cause a breach of any of the Tenant's obligations under the Head Lease and to indemnify the Tenant against all liabilities, losses, fines, suits, claims, demands and actions of any kind whatsoever arising from any breach of same.

     12.04 The Subtenant shall perform or cause to be performed with respect to the Demised Premises all of the covenants of the Tenant under the Head Lease, including the performance of the Tenant's obligations and the performance generally of the Tenant's repairs therein but except as to rent and other monetary obligations of the Tenant under the Head Lease.

13.  RIGHT TO CANCEL
     ---------------

     The Subtenant shall have the right to cancel this Sublease at any time after the seventh (7th) year of the Term with six (6) months prior written notice to the Tenant and upon payment of a cancellation penalty equal to two (2) months Net and Additional Rent for every full or partial year remaining in the Term.

14.  HEAD LEASE
     ----------

     In all other respects, except as expressly amended or altered hereby and except as not disclosed to the Subtenant; the Head Lease shall apply to the Demised Premises and to the Tenant and the Subtenant; and the Tenant and the Subtenant shall observe and perform all of the terms, covenants and conditions contained therein as though respectively named as Landlord and Tenant therein. The rights and remedies available to the Landlord in the Head Lease in the event of default by the Tenant shall be available to the Tenant as against the Subtenant in respect of the Subtenant's occupation of the Demised Premises as though the Tenant were named as Landlord therein. The rights and remedies available to the Tenant in the Head Lease as against the Landlord shall be available to the Subtenant as against the Tenant as though the Tenant were named as Landlord and the Subtenant named as Tenant.

15.  QUIET ENJOYMENT
     ---------------

     If the Subtenant pays the Rent and other sums herein provided and observes and performs all the terms, covenants and conditions on the Subtenant's part to be observed and performed pursuant to the terms of this Sublease and the Head Lease, the Subtenant shall peaceably and quietly hold and enjoy the Demised Premises for the Term hereby granted without hindrance or interruption by the Tenant, or any other person lawfully claiming by, through or under the Tenant.

16.  NOTICE
     ------

     Any notice required hereunder shall be deemed effectually given to the Tenant if addressed by mail postage paid or delivered by hand to the Tenant at Royal Bank of Canada, Real Estate Operations, 200 Bay Street, West, 21st Floor, North Tower, Toronto, Ontario M5J 2J5 or such address as the Tenant may from time to time designate in writing. Any notice required hereunder shall be deemed effectually given to the Subtenant if addressed by mail postage paid or delivered by hand to the Subtenant at the Demised Premises. Every such notice shall be deemed to have been given 72 hours after the day it was so mailed delivered.

17.  FULFILMENT OF TERMS OF HEAD LEASE
     ---------------------------------

     The Tenant agrees with the Subtenant to pay all rents reserved by the Head Lease and to perform and observe the covenants on its part contained in the Head Lease with respect to the Demised Premises insofar as such covenants are not required to be performed and observed by the Subtenant and at all times to keep the Subtenant indemnified against all expenses, claims and demands on account of the Tenant's non-performance of the covenants under the Head Lease. The Tenant covenants that if the Subtenant shall discharge its obligations under this Sublease, the Subtenant shall have and enjoy the quiet possession and undisturbed possession of the Demised Premises subject only as set forth in this Sublease.

18.  SUCCESSORS AND ASSIGNS
     ----------------------

     This Agreement shall ensure to the benefit of and be binding upon the Parties hereto, their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF the Tenant has caused its duly authorized attorneys to sign in that behalf, and the Subtenant has caused its corporate seal to be affixed, duly attested by the hand of its proper signing officer in that behalf.

SIGNED, SEALED AND DELIVERED       ROYAL BANK OF CANADA

                                   Per:_________________________________________
                                        A.M. Vagners
                                        Assistant Manager, Leasing

                                   Per:_________________________________________
                                        H. L. Seymour, Manager
                                        Property Management and Leasing

                                        WE HAVE THE AUTHORITY TO
                                        BIND THE BANK

                                   PRIMETECH CORPORATION

                                   Per:_________________________________________

                                   Per:_________________________________________

                                   Per:_________________________________________

                                        WE HAVE THE AUTHORITY TO
                                        BIND THE CORPORATION